Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 29, 2020, relating to the financial statements and financial highlights of EMQQ The Emerging Markets Internet & Ecommerce ETF, a series of Exchange Traded Concepts Trust, for the year ended August 31, 2020, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

Cohen & Company, Ltd.

Chicago, Illinois

December 21, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 29, 2020, relating to the financial statements and financial highlights of Vesper U.S. Large Cap Short-Term Reversal Strategy ETF, a series of Exchange Traded Concepts Trust, for the year ended August 31, 2020, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

Cohen & Company, Ltd.

Chicago, Illinois

December 21, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 29, 2020, relating to the financial statements and financial highlights of North Shore Global Uranium Mining ETF, a series of Exchange Traded Concepts Trust, for the period ended August 31, 2020, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

Cohen & Company, Ltd.

Chicago, Illinois

December 21, 2020